Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01, of The Talbots, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 16th day of April, 2010.

By:	/s/ Joseph R. Perella
Name:	Joseph R. Perella

PERELLA WEINBERG PARTNERS ACQUISITION LP, by PWP
Acquisition GP LLC, its General Partner

By:	/s/ Gary S. Barancik
Name:	Gary S. Barancik
Title:	Authorized Signatory

PWP ACQUISITION GP LLC

By:	/s/ Gary S. Barancik
Name:	Gary S. Barancik
Title:	Authorized Signatory

PERELLA WEINBERG PARTNERS GROUP LP

By:	/s/ Gary S. Barancik
Name:	Gary S. Barancik
Title:	Authorized Signatory

BNYH BPW HOLDINGS LLC, by Perella Weinberg Partners Acquisition LP, its sole member, by PWP Acquisition GP LLC, its General Partner

By:	/s/ Gary S. Barancik
Name:	Gary S. Barancik
Title:	Authorized Signatory